As filed with the Securities and Exchange Commission on May 8, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary proxy materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PO Box 211230, Eagan, MN 55121-9984
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IMMEDIATE ACTION REQUESTED

Dear Shareholder:

Please call us regarding a very important matter pertaining to your Innovator ETF. This matter relates to a change which may result in a taxable event.

It is critical that we speak to you regarding this matter. The call will only take a few minutes and is necessary to address the issue.

At your earliest convenience, please call Sodali and have your reference number listed below ready. A representative will walk you through it. Hours of Operation in ET: Monday – Friday from 10:00 a.m. to 11:00 p.m. and Saturday from 12:00 p.m. to 5:00 p.m.

1-866-217-8062

This matter is urgent and requires your immediate attention. If there is no response, attempts to contact you through additional mailings or phone calls will continue. Contact us today to prevent further outreach attempts.

REFERENCE NUMBER(S):

INETF IA6